UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2025

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496

Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value, of United Rentals, Inc.	URI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On June 6, 2025, United Rentals, Inc. (the “Company”), United Rentals (North America), Inc. (“URNA”) and United Rentals Receivables LLC II (the “SPV”) entered into the Amendment No. 17 to Third Amended and Restated Receivables Purchase Agreement and Amendment No. 10 to Third Amended and Restated Purchase and Contribution Agreement (the “Amendment”), by and among URNA, as Originator, the SPV, as Seller, the Company, as Collection Agent, Liberty Street Funding LLC, as a Purchaser (“Liberty”), Gotham Funding Corporation, as a Purchaser (“Gotham”), GTA Funding LLC, as a Purchaser (“GTA”), Reliant Trust, as a Purchaser (“Reliant”, and together with Liberty, Gotham and GTA, the “Purchasers”), The Bank of Nova Scotia, as a Bank, as Administrative Agent and as the Purchaser Agent for Liberty (“Scotia Capital” and the “Administrative Agent”), PNC Bank, National Association, as a Bank and as the Purchaser Agent for itself (“PNC”), Truist Bank (successor by merger to SunTrust Bank), as a Bank and as the Purchaser Agent for itself (“Truist”), MUFG Bank, Ltd., as a Bank and as the Purchaser Agent for Gotham (“MUFG”), The Toronto-Dominion Bank, as a Bank and as the Purchaser Agent for GTA and Reliant (“TD”) and Regions Banks, as a Bank and as the Purchaser Agent for itself (“Regions”, and together with Scotia Capital, PNC, Truist, MUFG and TD, the “Banks” and the “Purchaser Agents”), with respect to (i) the Third Amended and Restated Receivables Purchase Agreement, dated as of September 24, 2012 (as amended by various amendments between 2013 and 2024 and the Amendment, the “Receivables Purchase Agreement”) and (ii) the Third Amended and Restated Purchase and Contribution Agreement, dated as of September 24, 2012 (as amended by various amendments between 2013 and 2024 and the Amendment, the “Contribution Agreement”).  All capitalized terms not defined herein shall have the meanings assigned to them in the Amendment or the Receivables Purchase Agreement, as applicable.

Pursuant to the Amendment, the expiration date of the facility (as amended, the “Amended A/R Facility”) was extended until June 24, 2026 and may be further extended on a 364-day basis by mutual agreement of the Company and the purchasers under the Amended A/R Facility. The Amendment also provides for the addition of Reliant as a Purchaser under the Receivables Purchase Agreement. Advances under the Amended A/R Facility will continue to be reflected as debt on our condensed consolidated balance sheets and receivables in the collateral pool will be reflected as assets on our consolidated balance sheets.

Pursuant to the terms of the Amended A/R Facility, advances will continue to be permitted only to the extent that the face amount of the eligible receivables in the collateral pool exceeds the outstanding loans by a specified amount. The Amended A/R Facility will also continue to be structured so that the receivables in the collateral pool are the lenders’ only source of repayment. Upon early termination of the Amended A/R Facility, no new amounts will be advanced under the Amended A/R Facility and collections on the receivables securing the Amended A/R Facility will be used to repay the outstanding advances. The Amended A/R Facility is subject to standard termination events including, without limitation, a change of control of the Company or URNA, a failure to make payments, a failure to comply with standard default, delinquency, dilution and days sales outstanding covenants, or breach of the financial ratio covenant under URNA’s credit facility.

The foregoing summary is qualified in its entirety by reference to the full text of the Amendment, as well as the Receivables Purchase Agreement and the Contribution Agreement, as amended. In connection with the Amendment, the Company confirmed its performance undertaking originally given in May 2005 in connection with the initial establishment of the securitization facility, as amended and restated in September 2012 in connection with an amendment and restatement of the securitization facility.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the first paragraph of Item 1.01 of this Report is incorporated by reference under this Item.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 17 to Third Amended and Restated Receivables Purchase Agreement and Amendment No. 10 to Third Amended and Restated Purchase and Contribution Agreement, dated as of June 6, 2025, by and among United Rentals (North America), Inc., United Rentals Receivables LLC II, United Rentals, Inc., Liberty Street Funding LLC, Gotham Funding Corporation, GTA Funding LLC, Reliant Trust, The Bank of Nova Scotia, PNC Bank, National Association, Truist Bank, National Association, MUFG Bank, Ltd., The Toronto-Dominion Bank and Regions Bank.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2025

UNITED RENTALS, INC.

By:	/s/ Joli L. Gross
	Name:	Joli L. Gross
	Title:	Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Joli L. Gross
	Name:	Joli L. Gross
	Title:	Senior Vice President, Chief Legal and Sustainability Officer and Corporate Secretary